                             PROPRIETARY AND CONFIDENTIAL










                                     COMMON STOCK
                                 INVESTMENT AGREEMENT


                                       Between



                          Promethean Investment Group L.L.C.



                                         And




                            Avic Group International, Inc.


                              Dated as of March 31, 1997


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    INVESTMENT AGREEMENT dated as of March 31, 1997 between Promethean
Investment Group L.L.C. (together with its successors in interest and assigns, the "Investor"), and Avic Group International, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company").

    WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Investor shall invest up to $10,000,000 in shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"),

    NOW, THEREFORE, the parties hereto agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

    Terms used herein which are not defined herein but are defined in the Registration Rights Exhibit, which is annexed hereto, incorporated herein and hereby made an integral part hereof shall have the same meaning herein as therein.

                                      ARTICLE II

                          PURCHASE AND SALE OF COMMON STOCK

Section 2.1. PURCHASE AND SALE OF COMMON STOCK. Upon the terms and conditions set forth herein, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company up to $10,000,000 of the Common Stock.

    Section 2.2.   DELIVERY OF PUT NOTICES,

         (a) At any time and from time to time during the period beginning on the calendar day following the initial effective date of the Registration Statement and ending on the earlier of (i) the date two years after the initial effective date of the Registration Statement day and (ii) termination of this Agreement in accordance with Article VIII (the "Open Period"), the Company may deliver written notices to the Investor (each such notice hereinafter referred to as a "Put Notice") stating a dollar amount (the "Dollar Amount") of Common Stock which the Company intends to sell to the Investor within the thirteen business days (the "Purchase Period") following the date (the "Put Notice Date") on which the Put Notice is given to the Investor by the Company in accordance with this Agreement. "Business Day" shall mean any day on which the


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                                         -2-


Company's Principal Market is open for trading. The Dollar Amount designated by the Company in any given Put Notice shall be in increments of $250,000. Notwithstanding anything herein to the contrary, (A) the Investor shall not be required to purchase during the Purchase Period following a Put Notice Date a dollar amount of Common Stock (the "Required Dollar Amount") which exceeds the lesser of (i) $1,500,000, subject to reduction during the Purchase Period as hereinafter provided, or (ii) ten percent of the Trading Dollar Value (hereinafter defined) during those of the first ten trading days of the Purchase Period during which the average per share Trading Dollar Value is $2.50 or more, but (B) the Investor may, at its election and pursuant to its Purchase Notices (hereinafter defined), purchase during any such Purchase Period up to one hundred thirty percent of the Required Dollar Amount; provided that (x) the Investor may not, pursuant to clause (B) of this Section, invest all or any portion of any amount in excess of a Required Dollar Amount if the investment thereof by the Investor, and (y) a Required Dollar Amount may not in any event include an amount which, if invested by the Investor hereunder, would result, in the case of either (x) or (y), in the Investor purchasing, during a Purchase Period, shares of Common Stock at a price determined in accordance with Section
2.3 hereof which, when aggregated with all other shares of Common Stock acquired by the Investor pursuant to this Agreement in the 90 calendar days preceding such Purchase Period, would result in the Investor having purchased pursuant to this Agreement, during such Purchase Period and such period of 90 calendar days, shares of Common Stock totalling more than 4.9% of the Common Stock outstanding on the Put Notice Date for such Purchase Period, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the regulations promulgated thereunder. The Put Notice shall include a representation of the Company as to the Common Stock outstanding on the Put Notice Date as determined in accordance with Section 13(d) of the Exchange Act. In the event that the amount of Common Stock outstanding is determined in accordance with Section 13(d) of the Exchange Act and the regulations promulgated thereunder is different on any date during a Purchase Period than on the Put Notice Date associated with such Purchase Period, the amount of Common Stock outstanding on such date during such Purchase Period shall govern for purposes of determining whether the Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement in the 90 calendar days preceding such date, would have acquired more than 4.9% of the Common Stock during such period. The amount provided in clause (i) of this Section 2.2(a) shall be in effect at the beginning of each Purchase Period but shall be reduced during such Purchase Period by $150,000 for each trading day during the Purchase Period on which the

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                                         -3-


average per share Trading Dollar Value is less than $2.50 per share. For purposes hereof "Trading Dollar Value" shall mean the dollar value of the Common Stock traded on the Principal Market for the applicable day or period, provided that individual trades of 15,000 shares or more on any trading day shall, for this purpose, be treated as a trade of 5,000 shares at the average per share price at which such trades of 15,000 shares or more were actually made.

         (b) Notwithstanding any of the foregoing, the Company may not deliver a Put Notice (i) if the Applicable Trading Price (hereinafter defined) on the day prior to delivery of such Put Notice was less than $2.50 per share or (ii) if trading of the Common Stock on the Principal Market is suspended or the Common Stock is delisted from the Principal Market, or (iii) if the Common Stock is not registered under the Exchange Act or if the Registration Statement is no longer effective or is subject to a stop order or its use or the use of the prospectus which is a part thereof is otherwise suspended. If (a) the Applicable Trading Price on any trading day during the Purchase Period associated with an effective Put Notice shall be less than $2.50 per share or
(b) any of the events described in clauses (ii) and (iii) above occurs after an effective Put Notice is so delivered, and if any such circumstance described in
(a) or (b) above so occurs before the entire Required Dollar Amount of Common Stock covered by such Put Notice shall have been purchased during the Purchase Period, then the Investor shall have no further obligation to purchase the balance of such Required Dollar Amount of Common Stock during such Purchase Period; PROVIDED, HOWEVER, that on any day during the balance of such Purchase Period upon which such events described in clauses (ii) and (iii) above do not exist or which follows a trading day upon which the Applicable Trading Price shall be $2.50 per share or more, the Investor may in its sole discretion but shall not be required to give the Company one or more Purchase Notices covering some or all of such balance of the Required Dollar Amount, as well as some or all of the additional amounts of Common Stock which the Investor may elect to purchase during such Purchase Period pursuant to Section 2.2(a)(B) above. For purposes of this Section 2.2(b), the "Applicable Trading Price" on any day shall mean the closing trading price of the Common Stock on the Principal Market on such day, as reported by the Principal Market, unless the closing trade on such day was made by or on behalf of the Investor or an affiliate of the Investor, in which case the Applicable Trading Price for such day shall mean the trading price of the last trade made on such day by other than the Investor or any affiliate.

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                                         -4-


         (c) During the Open Period the Company shall deliver Put Notices to the Investor having a total, aggregate Dollar Amount not less than $4,000,000.

         (d) During the Open Period Put Notices may be delivered no more frequently than once in each period of thirteen consecutive business days, such that Put Notices and associated Purchase Periods not overlap each other.

         (e) The Investor shall not in any event be required to invest more than $10,000,000 in the aggregate (excluding additional purchases which may be made at the election or option of the Investor pursuant to Section 2.2(a)), under or pursuant to Put Notices given hereunder.

    Section 2.3. DETERMINATION OF PRICE PER SHARE. The prices (each, a "Purchase Period Price Per Share") at which shares that the Company shall be obligated to issue and sell and the Investor shall be obligated to purchase in connection with a Put Notice (including, without limitations any such additional purchases pursuant to Section 2.2(a)(B)) shall be 90% (the "Common Stock Investment Percentage") of the lowest of the daily low trading prices of the Common Stock on the Principal Market on each of the three days next preceding a Purchase Notice Date (hereinafter defined) upon which shares of the Common Stock were traded on the Principal Market (the "Average Stock Price"); provided, however, that if a sale of Common Stock shall have been made by the Investor or an affiliate of the Investor at the low trading price on any such trading day, such trade shall be disregarded for purposes of the foregoing. The number of shares so to be purchased pursuant to each Purchase Notice shall be rounded to the nearest whole number so as to avoid the issuance of fractional shares.

    Section 2.4.   PURCHASE CLOSINGS.

         (a) Purchases of Common Stock by the Investor during a Purchase Period may be made at any time and from time to time during the Purchase Period pursuant to one or more "Purchase Notices" given by the Investor to the Company during the Purchase Period, each specifying the dollar amount to be invested by the Investor pursuant to such Purchase Notice and the Purchase Period Price Per Share at which Common Stock is to be so purchased pursuant to such Purchase Notice. If the entire Required Dollar Amount of Common Stock required to be purchased during such Period shall not have been covered by Purchase Notices before the last day of the Purchase Period, the Investor shall be deemed so to have given the Company a Purchase Notice on the last day

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                                         -5-


of the Purchase Period specifying therein the balance of such Required Dollar Amount of Common Stock so to be purchased during such Period and the Purchase Period Price Per Share applicable to such purchase. Each date upon which a Purchase Notice is or is deemed so to have been given is herein referred to as a "Purchase Notice Date."

         (b) Each purchase and sale of Common Stock pursuant to a Purchase Notice (a "Closing") shall take place on the third business day following the giving of the Purchase Notice to which such Closing relates, or the earliest date thereafter on which all conditions to Closing have been satisfied. Each date on which a Closing occurs is referred to herein as a "Closing Date."

         (c) (i) On each Closing Date, the Company shall deliver to the Investor certificates representing the shares of Common Stock to be issued and sold to the Investor on such date and registered in the name of the Investor or deposit such shares into the accounts designated by the Investor for the benefit of the Investor and (ii) on each Closing Date, the Investor shall deliver to the Company the price to be paid for such shares, determined as aforesaid, by cashier's check or wire transfer in immediately available funds to such account as shall be designated in writing by the Company. In addition, each of the Company and the Investor shall deliver all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement at or prior to each Closing.

    Section 2.5. CERTAIN ADJUSTMENTS. Average Stock Prices, Purchase Period Prices Per Share, the Maximum Common Stock Issuance (hereinafter defined) the $2.50 amounts provided in Sections 2.2(a) and 2.2(b) hereof and the $3.33 amounts provided in Section 5.2 shall be adjusted appropriately to reflect stock splits, stock dividends, combinations and like transactions affecting the Common Stock.

    Section 2.6. DELISTING/DEREGISTRATION/SUSPENSION. If at any time during the Open Period or within thirty days after the end of the Open Period, (i) the Common Stock is delisted from the Principal Market or (ii) the Common Stock is not registered under the Exchange Act or (iii) trading of the Common Stock on the Principal Market is suspended for more than two consecutive full trading days or for any cause(s) or reason(s) which have or are likely to have, individually or in the aggregate, an effect on the business, operations, properties, prospects, or financial condition of the Company and any other entities controlled by the Company, taken as a whole, which is material and adverse to it or them, as the case may be, or (iv) if any registration statement with

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                                         -6-


respect to the Common Stock issued or issuable hereunder including the Registration Statement) is no longer effective or subject to a stop order or otherwise suspended by the Company or as a result of action or inaction by the Company, and if, in the case of the circumstances described in clause (iv) of this Section 2.6, such circumstances shall exist for periods in excess of those provided in Section 8 of the Registration Rights Exhibit with respect thereto, the Investor shall have the right, at its option in its sole discretion, which right shall be exercised within thirty days of such event or occurrence, to sell to the Company, and the Company agrees to buy, promptly upon the exercise of such right by the Investor and subject to the limitations imposed by the Delaware General Corporation Law, all or any part of the Common Stock issued to the Investor and then held by the Investor at a price per share equal to the Average Stock Price at the time such share was purchased or at the time such right pursuant to this Section 2.6 is exercised by the Investor, whichever is greater; PROVIDED, HOWEVER, that the number of Shares of Common Stock subject to the Investor's option hereunder shall in no event exceed the number of such Shares acquired by the Investor hereunder during the 60 trading days preceding the Investor's exercise of the option provided to it in this Section 2.6 and during no part of which any of the circumstances described in clause (i) through
(iv) of this Section 2.6 existed; and provided further that the Company's obligation so to buy said Common Stock from the Investor shall be subordinated to certain Senior Indebtedness.

    Section 2.7. OVERALL LIMIT ON COMMON STOCK ISSUABLE; MINIMUM DOLLAR AMOUNT. Notwithstanding anything herein contained to the contrary, the number of shares of Common Stock issuable by the Company hereunder shall not exceed twenty percent of all authorized Common Stock of the Company, subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalization affecting the Common Stock, (the "Maximum Common Stock Issuance"), unless the issuance of Common Stock hereunder excess of the Maximum Common Stock Issuance shall first be approved by the Company's stockholders in accordance with applicable law and the by-laws of the Company. In the event that the foregoing limitation provided in this Section 2.7 shall prevent the Investor's purchase of Common Stock pursuant to this Article II as and when the obligations, right or option to make such purchase is or would arise or be elected or exercised by the Investor according to the terms hereof or if the Company has not delivered Put Notices in the minimum Dollar Amount established in Section 2.2(c) above, then, at the election of the Investor, the Company shall, to the extent permissible by Delaware law, offer to sell to the Holders stock or other securities having rights substantially similar to those contained in the Company's Series D

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                                         -7-


preferred stock in an amount equal to the shortfall. Notwithstanding anything herein to the contrary, the Company will use its best efforts and all due diligence to obtain its shareholders' approval of the issuance and sale of the Common Stock or the substitute securities and all transactions relating or pertaining thereto, as contemplated by this Agreement. Without limiting the generality of the foregoing, such shareholders' approval will duly authorize the issuance by the Company of shares of Common Stock totalling twenty percent or more of the Company's Common Stock outstanding on the date hereof. The parties understand and agree that the Company's failure to obtain such approval shall in no way adversely affect the validity and due authorization, as provided in Sections 4.4 and 4.6 hereof of the issuance and sale of Common Stock hereunder, and that such approval pertains only to the applicability of the Maximum Common Stock Issuance Limitation provided in this Section 2.7.

                                     ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF INVESTOR

    The Investor represents and warrants to the Company that:

    Section 3.1. INTENT. The Investor will be purchasing the Common Stock to be purchased by it hereunder for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell any such Common Stock to or through any person or entity; PROVIDED, HOWEVER, that by making the representations herein, the Investor does not agree to hold such Common Stock for any minimum or other specific term and reserves the right to dispose of such Common Stock at any time in accordance with federal and state securities laws applicable to such disposition. The Investor understands that such Common Stock must be held indefinitely unless such Common Stock is, either at the time of purchase or subsequently, registered under the Securities Act or an exemption from registration is available. The Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

    Section 3.2. SOPHISTICATED INVESTOR. The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act ("Regulation D")) and an accredited investor (as defined in Rule 501 of Regulation D), and the Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in such Common Stock. The Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

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                                         -8-


    Section 3.3. AUTHORITY. The Investor has full power and authority to enter into and to perform this Agreement in accordance with its terms. This Agreement has been duly authorized and validly executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to bankruptcy, insolvency or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies, and subject also to other equitable principles of general application.

    Section 3.4. NO BROKERS. The Investor has taken no action which would give rise to any claim by any person for brokerage commission, finder fees, or similar payments relating to this Agreement or the transactions contemplated hereby.

    Section 3.5. NOT AN AFFILIATE. The Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

    Section 3.6. ORGANIZATION AND STANDING. The Investor is duly organized, validly existing, and in good standing under the laws of the place of its organization set forth at the beginning of this Agreement. The Investor, if a corporation, partnership or trust, has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

    Section 3.7. ABSENCE OF CONFLICTS. The execution and delivery of this Investment and any other documents or instruments executed in connection herewith, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award applicable to the Investor, or the provision of any indenture, instrument or agreement to which the Investor is a party or is subject, or by which the Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, or result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Investor to any third party, or require the approval of any third party pursuant to any material contract, agreement, instrument, relationship or legal obligation to which the Investor is subject or to which any of its assets, operations or management may be subject.

    Section 3.8. DISCLOSURE, ACCESS TO INFORMATION. The Investor has received all documents, records, books and other information pertaining to Investor's Common Stock investment in the Company that have been

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                                         -9-


requested by the Investor. The Investor further acknowledges that it understands that the Company is subject to the periodic reporting requirements of the Exchange Act, and the Investor has reviewed or received copies of any such reports that have been requested by it. The Investor has carefully reviewed the representations concerning the Company contained in this Agreement and has made inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to the Investor any and all written information which it has requested and have answered all inquiries made by the Investor; and the Investor has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company and is able financially to bear the risks thereof.

    Section 3.9. MANNER OF SALE. At no time was the Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising with respect to Investor's Common Stock investment.

    Section 3.10. RELIANCE ON COMPANY. The Investor acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and tax advisors. Except for any statements or representations of the Company made in this Agreement and the SEC Documents (as defined below), the Investor is not relying on any other statements or representations of the Company or any of its representatives or agents with respect to such investment.

    Section 3.11. HART-SCOTT-RODINO. (A) The Person (as that term is defined in 16 C.F.R. Section 801.1(a)(I)) of which the Investor is a part does not have total assets or annual net sales of $100,000,000 or more, as measured under the applicable rules and regulations interpreting the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, ("HSR"), and/or (B) for purposes of
Section 802.9 of HSR, the Investor's acquisition of Common Stock will be made solely for the purposes of investment and, as a result of such acquisition and any such conversion or exercise, the Investor will hold ten percent or less of the voting securities of the Company outstanding on the date hereof, and/or (C) as a result of such acquisition and any such conversion or exercise, the Investor will not hold assets or voting securities of the Company valued at more than $1,500,000, and/or (D) the Investor is an Institutional Investor for purposes of Section 802.64 of HSR, such voting securities of the Company will be acquired directly by the Investor in the ordinary course of its business and solely for the purpose of investment (for purposes of such Section 802.64) and, as a result of any such acquisition the Investor will hold fifteen percent or less of the voting securities of the Company outstanding on the date hereof or voting securities of the issuer valued at $25,000,000 or less.

                                      ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to the Investor that:

    Section 4.1. COMPANY STATUS. The Company has registered its Common Stock pursuant to Section 12(b) or 12(g) of the Exchange Act, is in compliance in all material respects with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing of its Common Stock, and such Common Stock is currently listed on the Principal Market. As of the date hereof the Company's Principal Market is the American Stock Exchange.

    Section 4.2. CURRENT PUBLIC INFORMATION. The Company has furnished the Investor with true and correct copies of the Company's latest proxy statement and Annual Report on Form 10-K and all reports and other documents filed with the SEC by the Company since January 24, 1996, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (collectively, the "SEC Documents")

    Section 4.3. GENERAL SOLICITATION IN REGARD TO THIS TRANSACTION. Neither the Company nor any of its affiliates nor any distributor or any person acting on its or their behalf has conducted any "directed selling efforts" (as that term is defined in Rule 902(b) of Regulation S under the Securities Act) with respect to the Common Stock which may be acquired hereunder, nor has the Company conducted any general solicitation (as that term is used in Rule 502(c) of Regulation D) with respect to any of such Common Stock, nor have they made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of such Common Stock under the Securities Act.

    Section 4.4. CAPITALIZATION AND VALID ISSUANCE OF STOCK. As of the date hereof, the Company has an authorized capitalization consisting of 100,000,000 shares of Common Stock, par value $0.001, and 10,000,000 shares of Preferred Stock, par value $0.001. As of the date hereof, the Company has issued and outstanding 31,232,921 shares of Common Stock and 1,524,328 shares of Preferred Stock. All such options and warrants to acquire shares of Company's Common Stock, which were outstanding as of December 31, 1996 or which the Company was obligated to issue as of

December 31, 1996, are described as required in the SEC Documents. As of the date hereof, the Company has outstanding stock options and warrants to acquire a total of 8,543,284 and 2,859,082 shares, respectively, of the Company's Common Stock, which outstanding options and warrants, to the extent issued or granted prior to December 31, 1996, are otherwise as so described in the SEC Documents and, to the extent granted since December 31, 1996, are upon terms which are not materially different from the terms of those options and warrants as have been issued or granted on or before December 31, 1996. The Company has not issued or granted and there are not now outstanding, nor has the company undertaken or become obligated to issue or grant, any convertible securities or, apart from such stock options and warrants outstanding on the date hereof, any options, warrants or other rights to acquire Common Stock, other than the Company's Series C Preferred Stock offering which is currently being undertaken by Patricof & Co. All of the issued shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the Common Stock issuable pursuant to this Agreement, when issued, sold and delivered against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable; and the holders of outstanding Common Stock of the Company are not and shall not be entitled to preemptive or other rights afforded by the Company to subscribe for the capital stock or other securities of the Company as a result of the sale of the Common Stock to the Investor hereunder.

    Section 4.5. ORGANIZATION AND QUALIFICATION. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries, except for those listed in the SEC Documents. The Company and each such subsidiary, if any, is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect" means any effect on the business, operations, properties, prospects, or financial condition of the entity with respect to which such term is used and which is material and adverse to such entity and other entities controlling or controlled by such entity, taken as A whole, and/or any condition or situation which would prohibit or otherwise interfere with the ability of the entity with respect to which said term is used to enter into and perform its obligations under this Agreement, including the Registration Rights Exhibit.

    Section 4.6. AUTHORIZATION, ENFORCEMENT. (i) The Company has the requisite corporate power and authority to enter into and perform the Agreements and to issue the Common Stock pursuant to this Agreement, all in accordance with the terms hereof, (ii) the execution and delivery of this Agreement and the issuance of such Common Stock by the Company and the consummation by the Company of the transactions contemplated hereby to be performed and observed by the Company have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

    Section 4.7. CORPORATE DOCUMENTS. The Company has furnished or made available to the Investors true and correct copies of the Company's Certificate of Incorporation, as amended and in effect on the date hereof (the "Certificate"), and the Company's By-Laws, as amended and in effect on the date hereof (the "By-Laws").

    Section 4.8. NO CONFLICTS. The execution, delivery and performance of the Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including without limitation the issuance of such Common Stock, do not and will not (i) result in a violation of the Company's Certificate of Incorporation or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any material agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except in the case of any of clause (i), (ii) or (iii) for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations which either singly or in the aggregate do not and will not have a Material Adverse Effect. The

Company is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and/or sell such Common Stock in accordance with the terms hereof (other than any SEC, NASD or state securities filings which may be required or permitted to be made by the Company subsequent to this date hereof, and any registration statement which may be filed incident to this Agreement), provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investors herein. For purposes of the Company's representations and warranties as to foreign law, rule or regulation made in clause (iii) above and in the next preceding sentence of this Section 4.8, such representations and warranties are made only to the best of the Company's knowledge insofar as the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby are or may be affected by the status of the Investor under or pursuant to any such foreign law, rule or regulation.

    Section 4.9. SEC DOCUMENTS. The Company has delivered or made available to the Investors true and complete copies of the SEC Documents (including, without limitation, proxy information and solicitation materials). The Company has not provided to the Investors any information which, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and rules and regulations of the SEC promulgated thereunder, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in fight of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements or to the extent they are subject to normal year-end audit adjustments) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

    Section 4.10. NO MATERIAL ADVERSE CHANGE. Since December 31, 1996, no event which had or is likely to have a Material Adverse Effect has occurred or exists.

    Section 4.11. NO UNDISCLOSED LIABILITIES. The Company and its subsidiaries have no liabilities or obligations which are material, individually or in the aggregate, and which are not disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since December 31, 1996, and which, individually or in the aggregate, have had or are likely to have a Material Adverse Effect on the Company and upon any of its subsidiaries.

    Section 4.12. NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed.

    Section 4.13. NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require registration under the Securities Act of the Common Stock issuable hereunder.

    Section 4.14. NO BROKERS. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Investor relating to the Agreements or the transactions contemplated hereby and thereby.

    Section 4.15. LITIGATION AND OTHER PROCEEDINGS. Except as may be set forth in the SEC Documents, there are no lawsuits or proceedings pending or to the best knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which, if decided adversely, is reasonably expected to have a Material Adverse Effect on the Company or which might materially adversely affect this Agreement or the transactions contemplated by this Agreement. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which is reasonably expected to result in a Material Adverse Effect on the Company or which might materially adversely affect the transactions contemplated by this Agreement.

                                      ARTICLE V

                               COVENANTS OF THE COMPANY

    Section 5.1. REGISTRATION RIGHTS. The Registration Rights Exhibit is hereby incorporated herein by reference and is hereby made an integral part hereof as though fully set forth herein.

    Section 5.2. RESERVATION OF COMMON STOCK. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue shares of its Common Stock hereunder; provided, however, that the number of shares of Common Stock initially so reserved on the date hereof shall not be less than 1,333,333 and provided further that in no event shall the number of shares so reserved be less the number which might thereafter be issued if the Average Stock Price of the Common Stock on the Principal Market remained at $3.33 per share. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares of Common Stock actually delivered hereunder and the number of shares so reserved shall be increased to reflect stock splits and stock dividends and distributions and like transactions with respect to Common Stock. In the event that, notwithstanding the foregoing, the Company determines that it does not have a sufficient number of authorized shares of Common Stock to reserve and keep available for issuance as described in this Section 5.2, the Company shall use its best efforts to increase the number of authorized shares of Common Stock by seeking stockholder approval for the authorization of such additional shares.

    Section 5.3. LISTING OF SHARES. The Company hereby agrees, promptly following the date hereof, to take such action, if any, or may be required to cause all of the Common Stock which may be or become issuable hereunder to be listed on the Principal Market as promptly as possible but no later than one hundred fifty (150) days following the date hereof. The Company further agrees, if the Company applies to have the

Common Stock traded on any other Principal Market, it will include in such application all of the Common Stock so issuable and will take such other action as is necessary or desirable to cause the Common Stock to be listed on such other Principal Market as promptly as possible.

    Section 5.4. EXCHANGE ACT REGISTRATION. The Company will cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Exchange Act, will comply in all material respects with its reporting and filing obligations under said Act, and will not take any action or file any document (whether or not permitted by said Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act. The Company will take all reasonable action necessary to continue the listing and trading of its Common Stock on the Principal Market and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

    Section 5.5. A. LEGENDS. Except as hereinafter provided, certificates evidencing any Common Stock issued hereunder will bear the following legend (the "Legend").

    THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS UNLESS AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT REGISTRATION UNDER SAID ACT IS NOT REQUIRED.

    Prior to the Closing, the Company will issue to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock coterminous with the Company's appointment of any such substitute or replacement transfer agent) instructions in substantially the form and substance of the Transfer Agent Irrevocable Instruction Exhibit which is annexed hereto and hereby made a part hereof. Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights Exhibit. Notwithstanding the foregoing, such Exhibit may be revoked if required by a change in law, as determined mutually by counsel to the Company and counsel to the Investor or the successors and assigns of the Investor.
It is the intent and purpose of such instructions, as provided therein, to require the transfer agent for the Common Stock from time to time to issue certificates evidencing Common Stock free of the Legend during the following periods and under the following circumstances and without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction to the transfer agent by or from the Company or its counsel:

         (a) For so long as the Registration Statement remains effective, other than during any period of time (a "Black-Out Period") during which the Registration Statement is not effective, for any reason or no reason, or during which the Company has suspended the use of the Registration Statement pursuant to Section 8 of the Registration Rights Exhibit,

              (i) incident to the issuance of Common Stock hereunder by the Company; and
              (ii) upon any surrender of one or more certificates evidencing
                   Common Stock and which bear the Legend;

provided that in connection with such event, a notice is provided to the transfer agent representing that (i) the holder of or the person or entity acquiring such shares of Common Stock has sold or intends promptly to sell such shares pursuant to and in accordance with the Registration Statement, including the prospectus delivery requirements applicable thereto, and that
(ii) to the Holder's knowledge, which has been confirmed in writing by the Company, the Registration Statement was or will be effective, on the date of the sale and the sale did not occur or will not occur during a Black-Out Period, and requesting that certificates for the shares sold or to be sold be issued free of the Legend to the transferee of the holder or to the Holder, as the case may be; and provided further that if, in the event of any such representation in accordance with Clause (i) of the preceding proviso, such certificate evidencing the Common Stock so sold or to be sold is not delivered incident to or for purposes of the completion of such sale within ten (10) trading days after the receipt of such certificate by the Holder or by the Holder's designee, the Holder will return such certificate to the transfer agent for the purpose of enabling the transfer agent to add the Legend to such Certificate and then return the legended certificate to the Holder.

         (b) At any time from and after the Closing Date, upon any surrender of one or more certificates evidencing Common Stock and which bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered and containing or also accompanied by an opinion of counsel satisfactory to the Company that (i) the then Holder thereof is permitted to dispose thereof pursuant to Rule 144(k) under the Securities Act or (ii) such Holder intends to effect the sale or other disposition of such stock, whether or not pursuant to the Registration Statement, to a purchaser or purchasers who will not be subject to the registration requirements of the Act, or (iii) such holder or the disposition of such Common Stock is not then subject to such requirements.

         B. NO OTHER LEGEND OR STOCK TRANSFER RESTRICTIONS. No Legend has been or shall be placed on the share certificates representing such Common Stock and no instructions or "stop transfers," so called, "stock transfer restrictions," so called, or other restrictions have been or shall be given to the Company's transfer agent with respect thereto, other than as expressly set forth in Section 5.5 A. hereof.

         C. INVESTOR'S COMPLIANCE. Nothing in this Section 5.5 shall affect in any way each Holder's obligations under and agreement to comply with all applicable securities laws upon resale of such Common Stock.

    Section 5.6. CORPORATE EXISTENCE. The Company will take all steps reasonably necessary to preserve and continue the corporate existence of the Company.

    Section 5.7. ADDITIONAL SEC DOCUMENTS. The Company will furnish to the Investors, promptly after the originals thereof are submitted to the SEC for filing, copies of all SEC Documents so furnished or submitted to the SEC.

                                      ARTICLE VI

                                PRELIMINARY PUT NOTICE

    In order to provide the Investor's designated representatives adequate opportunity to conduct appropriate due diligence in connection with each Put Notice, the Company shall deliver to the Investor, at least seventeen calendar days prior to the delivery of each Put Notice, a Preliminary Put Notice, which Notice shall state that the Company is considering delivery of a Put Notice to the Investor ten (10) or more calendar days following delivery of the Preliminary Put Notice. In no event shall delivery of a Preliminary Put Notice to the Investor obligate the Company to deliver any Put Notice to the Investor, PROVIDED, HOWEVER, that if the Company fails on more than two occasions in any twelve month period to deliver a Put Notice within thirty days of delivery of a Preliminary Put Notice, then the Company shall pay the reasonable due diligence costs of the Investor with respect to each subsequent Preliminary Put Notice delivered during such twelve month period, not to exceed $15,000 in each such case.

                                     ARTICLE VII

                                      CONDITIONS

    Section 7.1. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO SELL SHARES. The obligation hereunder of the Company to issue and/or sell the Shares to the Investor is further subject to the satisfaction, at or before the respective issuances and deliveries thereof, of each of the following conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

         (a) ACCURACY OF THE INVESTOR REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of the date of such issuance and delivery as though made at that time.

         (b) PERFORMANCE BY THE INVESTOR. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such date.

         (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

    Section 7.2. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE INVESTOR TO PURCHASE ANY SHARES. The obligation of the Investor hereunder to acquire and pay for Shares is subject to the satisfaction, at or before each Closing, of each of the following conditions set forth below. These conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion.

         (a) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of each Closing Date, as though made at that time (except for representations and warranties that speak as of a particular date or refer to a particular point in time).

         (b) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such Closing.

         (c) PRINCIPAL MARKET. From the date hereof to each Closing Date, as to the Shares to be issued and delivered on such Closing Date, trading in the Company's Common Stock shall not have been suspended by the SEC or the Principal Market, (except for any suspension of trading of limited duration agreed to between the Company and the Principal Market, solely to permit dissemination of material information regarding the Company), and trading in securities generally as reported by the Principal Market, shall not have been suspended or limited or minimum prices shall not have been established on securities whose trades are reported by the Principal Market.

         (d) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         (e) OPINION OF COUNSEL, ETC. At each Closing the Investor shall have received an opinion of counsel to the Company, satisfactory to the Investor in form and substance, dated the effective date of such Closing, and such other certificates, opinions of other counsel and documents as the Investor or its counsel shall reasonably require incident to such Closing; PROVIDED, HOWEVER, that if the Investor shall have received such an opinion incident to a Closing which occurred no more than thirty days earlier, a new opinion shall not be required of such counsel, other than updates of the earlier opinion provided pursuant to counsel's undertaking therein to provide the same, and for all purposes of the current Closing, the Investor may rely upon such earlier opinion as the same may have been modified by such updates.

         (f) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement shall be effective at the time of each Closing and no stop order suspending the effectiveness of the Registration Statement shall have been instituted or shall be pending.

         (g) ACCURACY OF REGISTRATION STATEMENT. At the time of each Closing, the Registration Statement (including information or documents incorporated by reference therein) and any amendments or supplements thereto shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (h) AUDITOR'S LETTER. Investor shall have received a letter of the type, in the form and with the substance of the letter described in Section 2(b)(iii) of the Registration Rights Exhibit; provided, however, that if the Investor shall have received such a letter incident to a Closing which occurred no more than thirty days earlier, a new letter shall not be required of such auditors, other than updates of the earlier letter provided pursuant to such auditor's undertaking therein to provide the same, and for all purposes of the current Closing, the Investor may rely upon such earlier letter as the same may have been modified by such updates.

         (i) OFFICER'S CERTIFICATE. At each Closing the Investor shall have received a certificate(s) from the CEO and/or CFO of the Company relating to the representations and warranties of the Company herein which shall be satisfactory to the Investor in form and substance.

         (j) NO BANKRUPTCY FILING. There shall have been no filing of a petition in bankruptcy, either voluntarily or involuntarily with respect to the Company and there shall not have been commenced any proceedings under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness or reorganization of debtors, and there shall have been no calling of a meeting of creditors of the Company or appointment of a committee of creditors or liquidating agents or offering of a composition or extension to creditors by, for, with or without the consent or acquiescence of the Company.

         (k) NO ADVERSE OPINION OF COUNSEL. During the seventeen calendar day period following a Preliminary Put Notice, the Investor's counsel shall not have delivered to the Company a copy of an opinion addressed to the Investor stating Investor's counsel's belief that there is a reasonable likelihood that the Registration Statement contains an untrue statement of material fact or omits a material fact required to make the statements contained therein, in light of the circumstances in which they were made, not misleading. If any such opinion is delivered, copies of the same shall be delivered to the Company's counsel and Investor's counsel shall communicate the basis for such opinion to the Company's counsel promptly after rendering such opinion to Investor. The Company shall have no right or claim against Investor's counsel with respect to any such opinion. In the event that the Company's counsel and the Investor's Counsel are unable, within four business days of such delivery of such opinion of Investor's counsel, to agree upon the appropriate resolution of such belief expressed by Investor's counsel in order that this condition (k) may be satisfied, either counsel may refer the matter to the Neutral Lawyer in accordance with Section 2(d) of the Registration Rights Exhibit. Pending resolution of such belief in accordance with such Section 2(d), the Company shall not deliver any new Put Notices to the Investor and, at the Investor's election, purchases of Common Stock pursuant to Put Notices outstanding and under which the Required Dollar Amount of Common Stock shall not have been fully purchased at the time any such opinion of Investor's counsel shall have been delivered, shall be suspended and the Purchase Period applicable thereto extended by fifteen days for each day from delivery of such opinion to the date upon which such resolution has been obtained and implemented.

                                     ARTICLE VIII

                                     TERMINATION

    Section 8.1. OPTIONAL TERMINATION. This Agreement may be terminated at any time by the mutual consent of the Company and the Investor, or at any time upon written notice delivered to the Investor by the Company, provided that the representations, warranties and covenants contained in or incorporated into this Agreement, insofar as applicable to the transactions consummated hereunder prior to such termination, shall survive its termination for the period of any applicable statute of limitations.

    Section 8.2. AUTOMATIC TERMINATION. This Agreement shall automatically terminate without any further action of either party hereto when (a) the Investor has invested an aggregate of $10,000,000 in the Common Stock of the Company pursuant to this Agreement, apart from additional amounts which may be invested pursuant to Section 2.2(a)(B), provided that the representations, warranties and covenants contained in this Agreement insofar as applicable to the transactions consummated hereunder prior to such termination, shall survive the termination of this Agreement for the period of any applicable statute of limitations or (b) the Open Period has ended.

    All representations, warranties and covenants shall survive each Closing and for six months after termination of this Agreement.

    Section 8.3. CHANGE IN CONTROL. From and after the date hereof upon any Change of Control (as defined below), the Company shall no longer have the right to deliver any Put Notice to the Investor, unless otherwise agreed by the Investor. A "Change of Control" shall mean any transaction or series of transactions which results in any person or affiliated group of persons becoming the beneficial owner of 50% or more of the voting stock of the Company or constituting 50% or more of the Company's board of directors.

                                      ARTICLE IX

                                    MISCELLANEOUS

    Section 9.1. FEES AND EXPENSES. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Any attorneys' fees and expenses incurred by either the Company or by any Holder in connection with the preparation, negotiation, execution and delivery of any amendments to this Agreement or relating to the enforcement of the rights of any party, after the occurrence of any breach of the terms of this Agreement by another party or any default by another party in respect of the transactions contemplated hereunder, shall be paid on demand by the party which breached the Agreement and/or defaulted, as the case may be. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of any Shares issued pursuant hereto.

    Section 9.2.   SPECIFIC ENFORCEMENT; CONSENT TO JURISDICTION.

         (a) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

         (b) Each of the Company and the Investor (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court and other courts of the United States sitting in New York City for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and, if such court or courts shall lack or deny jurisdiction thereof, of the courts of the State of New York sitting in New York City and having jurisdiction thereof and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

    Section 9.3. ENTIRE AGREEMENT; AMENDMENTS. Other than with respect to matters described in the Registration Rights Exhibit and documents and agreements relating thereto and hereto, this Agreement contains the entire understanding of the parties with respect to the transactions contemplated hereby and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

    Section 9.4. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective upon hand delivery or delivery by facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received). The addresses for such communications shall be:

    to the Company:     Avic Group International, Inc.
                        599 Lexington Avenue, 44th Floor
                        New York, New York 10022
                        Attn: Tim Crowley, Corporate Secretary
                        Fax:  212-319-9288

    to the Investor:    Promethean Investment Group, L.L.C.
                        40 West 57th Street, Suite 1520
                        New York, New York  10019
                        Attn:James F. O'Brien, Jr., President
                        Fax: 212-698-0505
    with copies to:
                        Bingham, Dana & Gould LLP
                        150 Federal Street
                        Boston, Massachusetts 02110
                        Attn: James C. Stokes, Esq.
                        Fax:  617-951-8736

   Any of the foregoing may from time to time change its address for notices under this Section 9.4 by giving written notice of such changed address to the other party hereto.

    Section 9.5. WAIVERS. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. The parties hereto waive any and all rights to a jury trial in connection with any action or proceeding arising under this Agreement or transactions contemplated hereby or thereby.

    Section 9.6. HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

    Section 9.7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The parties hereto may amend this Agreement without notice to or the consent of any third party. Neither the Company nor the Investor shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other (which consent may be withheld for any reason in the sole discretion of the party from whom consent is sought); PROVIDED, HOWEVER, that the Company may assign its rights and obligations hereunder to any acquirer of substantially all of the assets or a controlling equity interest of the Company provided that such assignment shall be subject to (i) the Change of Control provisions contained in Section 8.3 above, (ii) Investor's prior written consent which consent may not be unreasonably withheld; and PROVIDED FURTHER that the Investor may assign its rights and obligations hereunder to any person or entity, (iii) either controlled by the Investor or whose portfolio investments are made through accounts over which the Investor has discretionary authority without the Company's consent, and
(iv) other than those described in the immediately preceding clause, with the Company's prior written consent, which consent may not be unreasonably withheld. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

    Section 9.8. NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

    Section 9.9. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflict of laws.

    Section 9.10. EXECUTION. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause four additional executed signature pages to be physically delivered to the other party within five days of the execution and delivery hereof.

    Section 9.11. PUBLICITY. The Company and the Investor shall consult and cooperate with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby, provided the foregoing shall not interfere with the legal obligations of either party with respect to public disclosure; and provided further, that neither the Company nor the Investor shall be required to consult with the other if any such press release or public statement does not specifically name the other.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

                                            AVIC GROUP INTERNATIONAL, INC.

                                            By:  /s/ Michael J. Lim
                                                 -------------------------
                                            Name: Michael J. Lim
                                            Its CFO


                                            PROMETHEAN INVESTMENT GROUP L.L.C.


                                            By:  /s/ James F. O'Brien, Jr.
                                                 -------------------------
                                                 James F. O'Brien, Jr.
                                                 President

                             REGISTRATION RIGHTS EXHIBIT
                        (to Common Stock Investment Agreement
                                dated March 31, 1997)



    THIS IS THE REGISTRATION RIGHTS EXHIBIT referred to in and incorporated into and made an integral part of that certain Common Stock Investment Agreement (the "Common Stock Investment Agreement") dated March 31, 1997, between Avic Group International, Inc. (the "Company") and Promethean Investment Group L.L.C. (the "Investor").

    1. CERTAIN DEFINITIONS. As used in this Exhibit, the following terms shall have the following respective meanings. Other terms used herein which are defined in the Common Stock Investment Agreement or in the agreements and other documents referred to in the Common Stock Investment Agreement shall have the same meanings herein as they do therein.

         "Commission" or "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Holders" shall include the Investor and any transferee of Registrable Securities which have not been sold pursuant to the Registration Statement to whom the registration rights conferred by this Exhibit have been transferred in compliance with Section 13 of this Exhibit.

         "Principal Market" shall mean the American Stock Exchange.

         "Registrable Securities" shall mean:

              (i) the shares of Common Stock issued or issuable under or pursuant to the Common Stock Investment Agreement; and

              (ii) any other shares of Common Stock of the Company issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events);

provided, however, that shares of Common Stock which are Registrable Securities shall cease to be Registrable Securities upon (a) any sale pursuant to a Registration Statement, Section 4 of the Securities Act or Rule 144 under the Securities Act, (b) any sale in any manner to a person or entity which, by virtue of Section 13 of this Exhibit, is not entitled to the rights provided by this Exhibit, or (c) the date on which such shares become eligible for resale under Rule 144(k) under the Securities Act.

         The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

         "Registration Expenses" shall mean all expenses to be incurred by the Company in connection with the Holders' exercise of registration rights under this Exhibit other than Selling Expenses, including, without limitation, all registration and filing, fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

         "Registration Effective Date" shall mean the date upon which the Registration Statement becomes effective as contemplated herein.

         "Registration Statement" shall have the meaning set forth in Section 2(a) herein.

         "Regulation D" shall mean Regulation D as promulgated pursuant to the Securities Act, and as subsequently amended.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Selling Expenses" shall mean all underwriting discounts and selling commissions, if any, applicable to the sale of Registrable Securities and all fees and disbursements of counsel for Holder not included within "Registration Expenses."

    2. THE REGISTRATION REQUIREMENTS. The Company shall, promptly after the date hereof, file and use its best efforts to cause to become effective, as promptly as possible and in any event by the one hundred fiftieth (150th) calendar day after such filing date, a registration statement (a "Registration Statement") on Form S-3 under the Securities Act or, if Form S-3 is not then available, another appropriate form covering the resale of all Registrable Securities including, without limitation, all of the Common Stock reserved for issuance from time to time pursuant to the Common Stock Investment Agreement. The Company warrants and represents to the Holders that, to the best of its knowledge and belief and notwithstanding anything herein to the contrary, Form S-3 became available for purposes of such registration on or before March 1, 1997. The Company shall use its diligent best efforts to effect the registration contemplated by the foregoing (including, without limitation, the preparation and filing of any and all amendments and post-effective amendments and supplements as may be necessary or appropriate so to effect such registration, appropriate qualification under and compliance with applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) and as would permit or facilitate the sale and distribution of all the Registrable Securities in all states reasonably requested by the Holders for purposes of maximizing the proceeds realizable by the Holder from such sale and distribution. Such best efforts by the Company shall include, without limitation, the following:

    (a) The Company shall prepare and file (i) as aforesaid, a registration statement with the Commission pursuant to applicable rules and regulations under the Securities Act, on Form S-3 under the Securities Act, and the Company shall use its best efforts to qualify for the use of such Form (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities Act) covering the Registrable Securities so to be registered (the "Registration Statement"); (ii) such blue sky filings as shall be reasonably requested to permit sales of Registrable Securities included in the Registration Statement, PROVIDED, HOWEVER, that the Company shall not be required to register the Registrable Securities in any jurisdiction that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject or require the Company to qualify to do business in any jurisdiction where it is not then so qualified; and (iii) any required filings with the National Association of Securities Dealers, Inc. ("NASD") or the Principal Market; all as soon as reasonably practicable after the date hereof the Company shall use its best efforts to have the Registration Statement and other filings declared effective as soon thereafter as may be practicable and, in any event, within the one hundred fiftieth (150) day period hereinabove provided; PROVIDED, HOWEVER, that such one hundred fiftieth (150) day period may, at the Company's option, be extended for up to 14 calendar days if and to the extent such extension would enable the Registration Statement to include or incorporate, directly or by reference to other SEC Documents, when the same becomes effective, the Company's audited financial statements for its fiscal year ending March 31, 1997. The Investor agrees to cooperate reasonably and in good faith with the Company so to effect such registration and other filings.

    (b) The Company shall enter into such customary agreements (including a customary underwriting agreement with the underwriter or underwriters, if any) and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, in addition to and not in lieu or limitation of the covenants and conditions provided in the Common Stock Investment Agreement and whether or not the Registrable Securities are to be sold in an underwritten offering, the Company shall, at or incident to each such disposition or closing thereof:

         (i) make such representations and warranties to the Holder and the underwriter or underwriters, if any, in form and substance and scope as are customarily made by issuers to underwriters in secondary underwritten offerings;

         (ii) cause to be delivered to the sellers of Registrable Securities and the underwriter or underwriters, if any, opinions of counsel to the Company, dated the effective day (or in the case of an underwritten offering, dated the date of delivery of any Registrable Securities sold pursuant thereto) of the applicable. registration statement, which counsel and opinions (in form, scope and substance), shall be reasonably satisfactory to the managing underwriter or underwriters, if any, and the appointed representative or counsel of the Holder, addressed to the Holder and each underwriter, if any, covering the matters customarily covered in opinions requested in secondary underwritten offerings, in the case of any underwritten offering, and such other matters as may be reasonably requested by the Holder;

         (iii) cause to be delivered, immediately prior to the effectiveness of the Registration Statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto), letters from the Company's independent certified public accountants addressed to the Holders and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder, and otherwise (x) in customary form and covering such financial and accounting matters as are customarily covered by letters of independent certified public accountants delivered to underwriters in connection with secondary underwritten public offerings, in the case of such letters to such underwriters, if any, and (y) in the case of such letters to the Holders, they shall be in the same form and substance as such letters to such underwriters are or would be if and to the extent permitted and authorized by applicable auditing standards and otherwise in the form and substance of so-called "agreed upon procedures" letters;

         (iv) if an underwriting agreement is entered into, cause the same to set forth indemnification and contribution provisions and procedures which are customarily included in underwriting agreements used in secondary underwritten offerings but which are no less favorable to the Holder and the Company than those contemplated by Sections 9 and 10 hereof with respect to all parties to be indemnified pursuant to such Sections; and

         (v) deliver such other documents and certificates as may be reasonably requested by the Holders of the Registrable Securities being sold or the managing underwriter or underwriters, if any, including, without limitation, to evidence compliance with clause (i) above and with any customary conditions confined in the underwriting agreement, if any, or other agreement entered into by the Company.

    (c) The Company shall, as expeditiously as reasonably possible after the filing of the Registration Statement:

         (i) furnish to the Holders such reasonable numbers of copies of the definitive prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate the disposition of Common Stock sold by such Holders;

         (ii) notify the Holders promptly after becoming aware of the happening of any event or the existence of any circumstance (without any obligation to disclose the specific actual event or circumstance) as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, as soon as may be practicable and subject to Section 8 hereof, prepare and file with the SEC such amendments and supplements to such Registration Statement and prospectus used in connection therewith as may be necessary to eliminate or correct such untrue statement or omission and otherwise to cause such Registration

Statement and prospectus to remain current and useable for the purposes intended hereunder. Upon notification of such event or circumstance, the Holders shall immediately cease making offers of or selling Registrable Securities and shall return all prospectuses held by them to the Company until such time as the prospectus has been amended or supplemented. Following the receipt of revised prospectuses, the Holders shall be free to resume making offers of or selling the Registrable Securities.

    (d) The Company shall make available for inspection and review by the Holders, advisors to and representatives of the Holders (who or which may or may not otherwise be affiliated with the Holders and are reasonably acceptable to the Company), any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney or accountant retained by such Holders, advisor, representative or underwriter, any such registration statement or amendment or supplement or any blue sky, NASD or other filing, all financial and other records, all SEC documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Holders or any such representative, advisor, underwriter, attorney or accountant in connection with such Registration Statement (including without limitation in response to all questions and other inquiries reasonably made or submitted by any of them), all prior to and from time to time after the filing and becoming effective of the Registration Statement and all for the sole purpose of enabling the Holders and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing and reasonably appropriate due diligence of and with respect to the Company; PROVIDED, HOWEVER, that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information or is designated in writing as confidential within 15 days of disclosure of such information (and shall not have previously been disclosed by any of the Holders prior to any such designation by the Company) shall be kept confidential by the Holders and the Holders will use reasonable efforts to cause its representatives and such other persons so to keep such information confidential, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any, disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration Statement or the use of any prospectus referred to in this Exhibit), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person, (iv) such information becomes available to any such person from a source other than the Company and such source, to the knowledge of such persons, is not bound to maintain the confidentiality of such information, or (v) such information was known to or is developed by such persons without reference to such confidential information of the Company.

    Nothing herein shall require the Company to disclose non-public information to the Holder, and the Company represents that it does not disseminate material non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, PROVIDED, HOWEVER, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of each Holder and, if any, underwriters of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities) which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this paragraph 2(d) shall be construed to mean that such persons or entities may not obtain material non-public information in the course of conducting due diligence in accordance with the terms of this Exhibit and nothing herein shall prevent the Holder or any of such other persons from notifying the Company that the Holder or such person believes, because of the unavailability of material non-public information, that it has been unable to conduct a satisfactory due diligence investigation, or that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading; PROVIDED, HOWEVER, that in no event shall the Holder's advisors or representatives disclose to the Holder the nature of the specific event or circumstance constituting any material nonpublic information discovered by such advisors or representatives in the course of their due diligence. The Holder's, advisors or representatives shall, make complete disclosure to the Holder's independent counsel of all events or circumstances, including any nonpublic information, discovered by such advisors or representatives in the course of their due diligence and upon which such advisors or representatives form the opinion that the

Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading. Upon receipt of such disclosure, the Holder's independent counsel shall communicate with the Company's independent counsel, requesting that such material misstatement or omission be corrected in the Registration Statement. If the Company disputes the existence of any such material misstatement or omission, the Holder's independent counsel or the Company's independent counsel or both may submit the dispute to a lawyer mutually agreed upon by the Company and the then Holders within four business days of a request by either party (the "Neutral Lawyer"). If the parties are unable to agree upon a Neutral Lawyer who is willing to serve within such four business day period, then the Neutral Lawyer shall be appointed by the Boston, Massachusetts office of the American Arbitration Association at the request of either party. The Neutral Lawyer shall be a partner at a major New York or Boston law firm with at least ten years of experience in securities law matters. Such counsel and the Neutral Lawyer shall use their reasonable best efforts to resolve such dispute within no more than four business days. After conferring with such counsel and performing such further review as he or she deems necessary or appropriate for this purpose (within such four business day period), the Neutral Lawyer shall advise both counsel in writing of his or her determination as to whether and the extent to which he or she believes that the Registration Statement contains a material misstatement or omission. The Company shall, in accordance with the applicable provisions of this Registration Rights Exhibit, promptly make such revisions to the Registration Statement as are necessary or appropriate, if any, to reflect fully and accurately such determination of the Neutral Lawyer.

    3. UNDERWRITTEN DISTRIBUTION. If the Holders intend to distribute the Registrable Securities covered by a Registration Statement by means of an underwriting, the Holders shall so advise the Company and, within 15 days of the date thereof and without limiting the generality of other provisions hereof, the Company will prepare and file such amendment or amendments to the Registration Statement and make such other filings as may be necessary or appropriate to effect any such underwritten distribution.

    4. MULTIPLE HOLDERS. If there is more than one Holder, such Holders shall act with respect to their rights under this Exhibit according to the vote of a majority-in-interest.

    5. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration. qualification or compliance pursuant to this Exhibit shall be borne by the Company, and all Selling Expenses shall be borne by the Holders.

    6. REGISTRATION DELAY OR FAILURE. The Company acknowledges that its failure to register the Registrable Securities in accordance with the Common Stock Investment Agreement and this Exhibit will cause the Holders to suffer damages and undertake risks in amounts that will be difficult ascertain and were not anticipated in negotiating the terms hereof or of the Common Stock Investment Agreement. Accordingly, the parties agree that it is appropriate to include herein a provision for liquidated damages and to compensate the Holders fairly for the additional risk undertaken by the Holders resulting from the Company's delay or failure to effect such registration, and the Holders agree that the provisions set forth in this Section 6 shall be its sole and exclusive remedy with respect to the Company's failure to register the Registrable Securities in accordance with this Exhibit. The parties acknowledge and agree that the provisions hereinafter set forth in this
Section 6 represent the parties' good faith effort to quantify such damages and to compensate for such additional risk and, as such, agree that the form and amount of damages and risk compensation are reasonable and will not constitute a penalty.

    If the Registration Statement shall not have become effective within 150 calendar days (as such period may be extended pursuant to paragraph 2(a) hereof) after March 31, 1997, as contemplated herein, then, the Common Stock Investment Percentage shall be reduced by one (1) percentage point for each successive 30 day period or portion thereof following such 150th day (or later date to which such 150th day may be so extended) during which the Registration Statement shall not have become effective. If, for example, the Registration Statement shall not be effective during any part of the first such 30 day period, the Common Stock Investment Percentage shall be reduced by one (1) percentage point, from 90% to 89%. If, by way of further example, the Registration Statement still has not become effective during any part of the second such 30 day period, the Common Stock Investment Percentage shall be reduced by another one (1) percentage point from 89% to 88%.

    7. REGISTRATION PROCEDURES. The Company will keep the Holders reasonably well advised as to initiation of the registration, progress in the preparation and filing of the Registration Statement and any and all amendments and supplements thereto, and as to the completion and becoming effective thereof.
At its expense, the Company will use its best efforts to keep such registration effective for the period ending upon the first to occur of (i) the Registration Statement having been effective for resales of Registrable Securities for thirty-six (36) months in the aggregate, exclusive of periods of suspension of such use pursuant to Section 8 hereof or otherwise,
(ii) when the Holders have completed the distribution of the Registrable Securities described in the Registration Statement relating thereto, or (iii) the date on which the Registrable Securities are distributed to the public pursuant to Rule 144 or are saleable pursuant to Rule 144(k) promulgated under the Securities Act.

    8. SUSPENSION OF USE OF REGISTRATION STATEMENT. The Holders agree that, upon receipt of any notice from the Company (A) of the happening of any event which makes any statements made in the Registration Statement(s) or related prospectus(es) filed pursuant to this Registration Rights Exhibit, or any document incorporated or deemed to be incorporated therein by reference, untrue in any material respect or which requires the making of any changes in such Registration Statement(s) or prospectus(es) so that, in the case of such Registration Statement(s), it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading or (B) that, in the judgment of the Company's Board of Directors, it is advisable to suspend use of the prospectus(es) for a discrete period of time due to pending corporate developments which are or may be material to the Company but have not been disclosed in the Registration Statement(s) or in relevant public filings with the SEC, or (C) that the SEC has issued a stop order suspending the effectiveness of the Registration Statement(s), or (D) that the Company is engaged in a public offering of its Common Stock by the Company through a "bulge-bracket" (hereinafter defined) underwriter or (E) of the filing by the Company of a post-effective amendment to the Registration Statement made in order (i) to comply with the regulations under the Securities Act relating to shelf registrations on Form S-3, including without limitation to file audited financial statements or (ii) to reflect any changes to the Registration Statement requested by the Holders, including without limitation changes to the description of the method of distribution of the Registrable Securities or to the information in the Registration Statement relating to the Holders, and the filing of which post-effective amendment requires, under applicable law, rule or regulation, The suspension of use of the Registration Statement or the prospectus therein for the disposition of Registration Securities; the Holders will forthwith discontinue the disposition in accordance with the Registration Statement or prospectus(es) of such Shares covered by such Registration Statement(s) or prospectus(es) until it is advised in writing by the Company that use of the applicable prospectus may be resumed, and has received copies of any additional or supplemented filings that are incorporated or deemed to be incorporated by reference in such prospectuses). Such notice shall not be required to disclose the reason for the suspension beyond noting under which clause of Section 8 the notice is given. The Company shall use reasonable best efforts to insure that the use of the prospectus(es) may be resumed as soon as practicable, and in any event shall not be entitled to require the Holders to suspend use of the prospectus(es) pursuant to the foregoing (i) in the case of notices from the Company relating to clauses (A),
(B), (C) or (E) above, for more than an aggregate of twenty (20) calendar days in any 24-month period for purposes of all such notices given during such period, and (ii) in the case of a notice relating to clause (D) above, for more than sixty (60) calendar days on one occasion in any 24-month period; provided that on one additional occasion during such 24-month period, upon notice from the Company pursuant to clause (D) above, the Holder shall be permitted to continue to dispose of such shares, but shall not dispose of such shares pursuant to an underwritten offering during such period, For purposes hereof, a "bulge-bracket" underwriter shall mean Goldman Sachs, Morgan Stanley, JP Morgan, Salomon Bros., Credit Suisse First Boston, Smith Barney, Merrill Lynch, Lehman Bros., Bear Steams and Paine Webber.

    9.   INDEMNIFICATION.

    (a) COMPANY INDEMNITY. The Company will indemnify the Holders, each of its officers, directors, partners and attorneys, and each person controlling the Holders within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Exhibit, and each underwriter, if any, and each person who controls, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based an any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Holders, each of its officers, directors and partners, and each person controlling such Holders, each such underwriter and each person who controls any such underwriter for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on
(i) any untrue statement or omission (or alleged untrue statement or omission) made in such Registration Statement or prospectus based upon written information furnished to the Company by or on behalf of Holders or any underwriter and stated to be specifically for use therein, (ii) any offer or sale by the Holder during a suspension period permitted or required pursuant to Section 8 hereof, or (iii) the failure of the Holder to comply with applicable prospectus delivery requirements. The Indemnity agreement contained in this Section 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

    (b) HOLDERS INDEMNITY. Each Holder will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, partners and attorneys, and each underwriter, if any, of the Company's securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act and the rules and regulations thereunder, each other Holder (if any), and each of their officers, directors and partners, and each person controlling such other Holder against all claims, losses, damages and liabilities (or actions in respect thereof arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement. prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse the Company and such other Holders and their directors, officers, and partners, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Holder and stated to be specifically for use therein; provided, however, that the obligations of the

Holder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of Holder (which consent shall not be unreasonably withheld), and provided further that the liability of the Holder hereunder shall not exceed the net proceeds received by the Holder from the sale of Registrable Securities pursuant to the Registration Statement.

    (c)  PROCEDURE.  Each party entitled to indemnification under this Section
9 (the "Indemnified Party") shall give written notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Patty has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this section except to the extent that the Indemnifying Party is actually prejudiced by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

    10. CONTRIBUTION. If the indemnification provided for in Section 9 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and the Indemnified Parties on the other, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Indemnified Parties, as the case may be, on the other, in connection with the statements or omissions or other actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

    The relative fault of Company on the one hand and of the Holders or underwriters, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the Holders or by the underwriters.

    In no event shall the obligation of any Indemnifying Party to contribute under this Section 10 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 9(a) or 9(b) hereof had been available under the circumstances.

    The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Indemnified Parties were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no Indemnified Party shall be required to contribute any amount in excess of the amount by which (i) in the case of the Holders, the net proceeds received by the Holders from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that the Holders or underwriter have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    11. SURVIVAL. The indemnity and contribution agreements contained in Sections 9 and 10 hereof and the representations and warranties of the Company referred to in Section 2(b)(i) hereof shall remain operative and in full force and effect regardless of (i) any termination of this Registration Rights Exhibit or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified

Party or by or on behalf of the Company and (iii) the consummation of the sale or successive resales of the Registrable Securities.

    12. INFORMATION BY HOLDERS AND ANY UNDERWRITERS. The Holders and the underwriters, if any, shall furnish to the Company, within 20 business days of the Company's request therefor, such information regarding such Holders or underwriters, as the case may be, and the distribution proposed by such Holders or underwriters as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Exhibit.

    13. TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. The rights, granted to Holders by the Company under this Registration Rights Exhibit, to cause the Company to register Registrable Securities, may be transferred or assigned to another Holder, any affiliate of such Holder or to any person acquiring at least 10,000 Registrable Securities (such number being subject to adjustment for any stock dividend, stock split, subdivision, combination or other recapitalization of the Common Stock of the Company); provided that (i) the Company is given written notice by the transferor at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned, and (ii) such transferee (other than an existing Holder) shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed on Holders pursuant to this Exhibit to the same extent as if such transferee were an original Holder hereunder.

                                    END OF EXHIBIT

As of April 29, 1997

James F. O'Brien, Jr.
Promethean Investment Group, L.L.C.
40 West 57th Street, Suite 1520
New York, NY  10019

Dear Jamie:

This letter is to amend the Common Stock Investment Agreement between Promethean Investment Group, L.L.C. ("Promethean") and AVIC Group International, Inc. (the "Company") dated as of March 31, 1997. By signing this amendment, Promethean and the Company agree to amend paragraph 2.1 with respect to the maximum Common Stock Investment, and to increase such amount from ten million dollars to twenty-five million dollars.



Agreed to and Accepted As of April 29, 1997



By: AVIC Group International, Inc.     By: Promethean Investment Group, L.L.C.




/s/ Joseph R. Wright, Jr.              /s/ James F. O'Brien, Jr.
---------------------------------      -----------------------------------
Joseph R. Wright, Jr.                  James F. O'Brien, Jr.
Chairman and CEO                       President